                     U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): July 9, 2002


                          NAPCO SECURITY SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

DELAWARE                               0-10004                 11-2277818
(State of other jurisdiction        (Commission                  (I.R.S.
of incorporation                    File Number)                 Employer
                                                             Identification No.)


                                333 BAYVIEW AVE.
                              AMITYVILLE, NY 11701
          (Address of principal executive offices, including Zip Code)

       Registrant's telephone number, including area code: (631) 842-9400

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)
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ITEM 4.  Changes in Registrant's Certifying Accountant

On July 9, 2002 the Board of Directors of Napco Security Systems, Inc. (the "Company") dismissed Arthur Andersen LLP ("Andersen") as its independent public accountants and appointed KPMG, LLP ("KPMG") to serve as its independent public accountants. These actions were taken at the recommendation of the Company's Audit Committee.

Andersen had served as the Company's independent public accountants since 1993.

None of Andersen's reports on the Company's consolidated financial statements for the fiscal years ended June 30, 2001 and 2000 contained an adverse opinion or disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended June 30, 2001, 2000 and 1999 and through the date hereof, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended June 30, 2001 and 2000 and through the date hereof, the Company did not consult KPMG with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or (ii) any matter that was either the subject of a disagreement, within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or any "reportable event," as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

We provided Andersen with a copy of this report and requested that Andersen furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by us in this report, and if not, stating the respects in which it does not agree. Andersen has indicated to the Company that Andersen no longer issues such letters.



                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            NAPCO SECURITY SYSTEMS, INC.


Date: July 10, 2002         By:  /s/ RICHARD SOLOWAY
                                 ------------------------------------------
                                 Richard Soloway
                                 Chairman, President and Chief Executive Officer